UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2009

NUMOBILE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30949	61-1342734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2520 South Third Street #206
Louisville, KY 40208
(Address of principal executive offices) (zip code)

(502) 636-2807
 (Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 12, 2009, NuMobile, Inc. (the “Company”), entered into a stock purchase agreement, dated October 7, 2009 (the “Purchase Agreement”) with Stonewall Networks, Inc., a Delaware corporation (“Stonewall”) and the shareholders of Stonewall listed on Schedule I and Schedule II thereof. Stonewall is a development stage information technology security product company headquartered in Cary, North Carolina. Pursuant to and upon closing of the Purchase Agreement, on October 15, 2009, the Company purchased from the shareholders of Stonewall 3,720,000 shares of common stock and 5,924,243 shares of Series A preferred stock of Stonewall, representing 100% of the outstanding capital stock of Stonewall. Pursuant to the Purchase Agreement, the Company issued to the Stonewall shareholders notes in the aggregate principal amount of $1,350,000.

Item 2.01  Completion of Acquisition or Disposition of Assets

See Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of Business Acquired. The required financial statements will be filed no later than 75 calendar days after the date of the filing of this report on Form 8-K.

(b)           Pro forma financial information. The required pro forma financial information will be filed no later than 75 calendar days after the date of the filing of this report on Form 8-K.

(c)           Shell company transactions. Not applicable.

(d)           Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement among NuMobile, Inc., Stonewall Networks, Inc., and shareholders of Stonewall Networks, Inc.
10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMOBILE, INC.

Dated: October 16, 2009	By:	/s/ James Tilton
Name: James Tilton
Title: Chief Executive Officer